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EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 28, 2005
Date of Report (Date of earliest event reported)

TORVEC, INC.
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Powder Mills Office Park, 1169 Pittsford-Victor Rd., Suite 125, Pittsford, New York 14534
(Address of Principal Executive Offices and Zip Code)

(585) 248-0740
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - corporate governance and management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 26, 2005 Torvec received the following resignation letters from Read D. McNamara and Philip A. Fain:

To the Directors of Torvec Inc.:

Certain majority shareholders of Torvec have engaged in a systematic and cynical campaign to avoid their obligations under a contract that was drafted by Torvec's corporate counsel, signed by the officers, guaranteed by the majority shareholders, approved by the Board and twice filed with the Securities and Exchange Commission,

The campaign depends on false and defamatory statements about CXO and its partners that impugn our integrity and ignore the positive management results and improved governance implemented by CXO and approved by Torvec's legitimate Board. Certain majority shareholders have conspired to spread these falsehoods in public filings, in slanderous comments to key individuals and in media statements.

As those efforts have failed, these majority shareholders have resorted to a desperate new tactic - a baseless lawsuit that will not survive the light of a New York courtroom.

Additionally, the so-called executive committee of Torvec has made ill-advised and potentially illegal changes in governance. This committee was formed on July 8, 2005 in violation of the bylaws of the company, as well as the letter and spirit of New York and Federal law. The committee has rolled back the governance reforms that professionalized the company and protected shareholders. This power-grab earned the derision of the respected legal journal, Compliance Weekly, which called the changes "almost unheard of" in its August 9,2005 article entitled, "The Board Meets Never, 303A, The States, and Torvec."

Despite multiple attempts, I have been denied any information about the company critical to my role as a Director, including all information necessary to evaluate the most recent statements by the CEO.

These actions have created a chaotic ethical wasteland, which I find intolerable as a global executive with more than 30 years of experience in management and board roles at public companies.

The genius and legacy of Vernon Gleasman deserve better. I hereby resign my position as a Director of Torvec Inc. effective immediately.

Read D. McNamara

To the Directors of Torvec Inc.:

This letter will serve as my resignation as a Director of Torvec Inc. effective immediately. Since July 8, I have been deliberately excluded from receiving any information that I need to function effectively as a member of Torvec's Board of Directors. I can no longer hold office as a Director of this company while it appears that its current leadership is disregarding the essential need for an independent governing Board of Directors.

The removal of CXO on the GO Partners from management positions has placed the company back to where it has languished in the past: under the control of certain majority shareholders and their close associates who I believe are not able or willing to exercise the independent judgment crucial to good governance practices. I believe that these majority shareholders do not have the executive management skills, temperament, global expertise and business acumen required to run a publicly traded company. In my view, this unworkable management structure is exacerbated by the increasingly erratic behavior of certain majority shareholders.

Torvec is attempting to rewrite history and renege on its contractual obligations to CXO. Torvec has asserted that the majority shareholders were somehow tricked into signing agreements that they had not read. As the courts will soon affirm, every contract between CXO and Torvec was negotiated directly with certain majority shareholders and prepared by or with Torvec's corporate counsel, Richard Sullivan. The record shows that Mr. Sullivan worked directly with CXO's attorney in 2004 in the development and negotiation of a CXO contract, and that he created the final form of the agreement signed by Torvec and CXO. That document included success-based incentives that aligned the interests of CXO closely with the interests of all shareholders. The finalized agreement, dated June 30, 2004, was signed by Keith Gleasman on behalf of Torvec on July 7 in the presence of Mr. Sullivan. As was customary, the signed contract was filed with the SEC by Mr. Sullivan, as Torvec's counsel. Like all other 10Q and 10K filings during my tenure at Torvec, this filing was provided to the entire Board for their review and approval prior to its submission. It has been part of the public record on file at the SEC since August 13, 2004.

The CXO agreement signed in April 2005 was based on the form of the June 2004 contract at the suggestion of Mr. Sullivan himself, and Mr. Sullivan dictated the necessary changes to conform the documents.

Each of the 2004 and 2005 contracts include a representation that, "By signing this Agreement the signing party represents that he has unconditional authority to enter into this Agreement on behalf of [Torvec] and that the Board of Directors of [Torvec] has approved this Agreement." Each was duly signed by the corporate officers, approved by the board and filed with the Securities and Exchange Commission. The majority shareholders personally guaranteed each of the contracts; perhaps this individual exposure provides the motivation for the current claims and litigation that the contracts were unauthorized.

I sincerely hope that Torvec's technology eventually meets the rigorous testing requirements of the automotive industry and results in commercial success. It is a shame that so many internal roadblocks have made this path more difficult.

Philip A. Fain

The Company's Response

Torvec's Board of Directors has accepted the resignations of Read D. McNamara and Philip A. Fain as directors. Since the by now shop worn accusations set forth in their resignation letters and the company's response thereto have become a matter of public record as a result of previous company filings with the Securities and Exchange Commission, the Board does not believe it is necessary to address their contentions in depth.

In the Board's view, the timing of the resignations is troublesome since Messrs. Fain and McNamara had previously refused to resign as directors on August 19th. Their resignations occur just at the time the company published its most recent CEO Update on its website, www. torvec.com, and filed the same with the Securities and Exchange Commission on October 25, 2005.

The Board, for its part, is continuing to focus its efforts and attention to make Torvec a financial success for all shareholders and will let the courts decide the defamation action brought by Mr. Fain and CXO on the GO against the Gleasmans and the declaratory judgment action initiated by the company against CXO with respect to the validity of purported agreements with the company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated October 28, 2005		Torvec, Inc. (Registrant)

	By:	/S/JAMES Y. GLEASMAN
James Y. Gleasman Chief Executive Officer